UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		September 29, 2017

HAMILTON BEACH BRANDS HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	000-55845	31-1236686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4421 WATERFRONT DRIVE, GLEN ALLEN, VIRGINIA		23060-3375
(Address of principal executive offices)		(Zip code)

(804) 273-9777
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [x]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 1.01.    Entry Into a Material Definitive Agreement.

On September 29, 2017, NACCO Industries, Inc. ("NACCO"), spun-off Hamilton Beach Brands Holding Company ("Hamilton Beach Holding" or "HBBHC"), the former wholly owned subsidiary of NACCO, to the stockholders of NACCO (the
"spin-off"). In connection with the spin-off, the following agreements were entered into:

(i)	Separation Agreement, dated as of September 29, 2017, between NACCO and Hamilton Beach Holding (the “Separation Agreement”);

(ii)	Transition Services Agreement, dated as of September 29, 2017, between NACCO and Hamilton Beach Holding (the “Transition Services Agreement”);

(iii)	Tax Allocation Agreement, dated as of September 29, 2017, between NACCO and Hamilton Beach Holding (the “Tax Allocation Agreement”);

(iv)	Stockholders' Agreement, dated as of September 29, 2017, among Hamilton Beach Holding, the other signatories thereto, and Hamilton Beach Holding, as depository (the "Stockholders' Agreement”); and

(v)
Transfer Restriction Agreement, dated as of September 29, 2017, by and among NACCO, Hamilton Beach Holding, the other signatories thereto and Hamilton Beach Holding, as administrator (the “Transfer Restriction Agreement”).

Separation Agreement
Pursuant to the terms of the Separation Agreement, on September 29, 2017, NACCO made a distribution of 6,836,716 shares of Class A Common Stock, par value $0.01 per share, of Hamilton Beach Holding (“HBBHC Class A Common”) and 6,836,716 shares of Class B Common Stock, par value $0.01 per share, of Hamilton Beach Holding (“HBBHC Class B Common”) to holders of NACCO common stock as of 5:00pm Eastern Time on September 26, 2017. Each holder of NACCO common stock, whether NACCO Class A Common Stock, par value $1.00 per share (“NACCO Class A Common”), or NACCO Class B Common Stock, par value $1.00 per share (“NACCO Class B Common”), received one share of HBBHC Class A Common and one share of HBBHC Class B Common for each share of NACCO Class A Common and NACCO Class B Common.

The Separation Agreement contains representations and warranties regarding, among others, authorization and validity of the agreement and the facts and actions relating to the tax treatment of the spin-off. The Separation Agreement also contains provisions regarding employee matters, directors and officers insurance and indemnification provisions.

Transition Services Agreement
Pursuant to the terms of the Transition Services Agreement, NACCO provides services to Hamilton Beach Holding on a transitional basis, as needed, for varying periods after the spin-off date. The services NACCO provides include: (i) legal and consulting support relating to employee benefits and compensation matters; (ii) general accounting support, including public company support; (iii) general legal, public company, information technology, insurance and internal audit support (including responding to requests from regulatory and compliance agencies as needed); and (iv) tax compliance and consulting support. None of the transition services are expected to exceed one year. Hamilton Beach Holding expects to pay NACCO net aggregate fees of approximately $1 million over the initial term of the Transition Services Agreement.

Tax Allocation Agreement
The Tax Allocation Agreement generally governs NACCO’s and Hamilton Beach Holding’s respective rights, responsibilities and obligations after the spin-off with respect to taxes for any tax period ending on or before the spin-off date, as well as tax periods beginning before and ending after the spin-off date. Generally, under the Tax Allocation Agreement, Hamilton Beach Holding is responsible for the payment of:

•
all income taxes attributable to Hamilton Beach Holding and its subsidiaries that are reported on tax returns for tax periods ending on or before the spin-off date and for tax periods that straddle the spin-off date, and on tax returns for periods beginning after the spin-off date;

•	all non-income taxes reported on tax returns required to be filed by Hamilton Beach Holding or any of its subsidiaries;

•
all taxes arising from a failure of the spin-off to qualify for tax-free treatment under the Internal Revenue Code (the “Code”) if such taxes result solely from either an action or failure to act on Hamilton Beach Holding’s part;

•
a portion of taxes arising from a failure of the spin-off to qualify for tax-free treatment under the Code if such taxes result from both an action or failure to act on Hamilton Beach Holding’s part and an action or failure to act on NACCO’s part; and

•
a portion of taxes arising from a failure of the spin-off to qualify for tax-free treatment under the Code if such taxes do not result from any action or failure to act on Hamilton Beach Holding’s or NACCO’s part.

As subsidiaries of NACCO, Hamilton Beach Holding and each of its domestic subsidiaries has several liability with NACCO for the consolidated U.S. federal income taxes of the NACCO group relating to any taxable periods during which such entity is or was a member of the NACCO consolidated group. Although Hamilton Beach Holding and its subsidiaries will continue to be severally liable with NACCO for such liabilities following the spin-off, NACCO has agreed to indemnify Hamilton Beach Holding for amounts relating to this liability to the extent of NACCO’s portion of the liability. Though valid as between the parties, the Tax Allocation Agreement will not be binding on the Internal Revenue Service ("IRS"). The Tax Allocation Agreement also contains restrictions on Hamilton Beach Holding’s ability to take actions that could cause the spin-off to fail to qualify as tax-free. These restrictions will apply for the two-year period after the spin-off, unless Hamilton Beach Holding obtains the consent of NACCO, a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm that such action will not cause the spin-off to fail to qualify for tax-free treatment, and such letter ruling or opinion, as the case may be, is acceptable to NACCO. The Tax Allocation Agreement provides that Hamilton Beach Holding is responsible for any taxes imposed on NACCO as a result of the failure of the spin-off to qualify as tax-free under the Code if such failure is attributable solely to certain post- spin-off actions taken by or in respect of Hamilton Beach Holding.

Stockholders' Agreement
Hamilton Beach Holding entered into the Stockholders' Agreement with certain of Hamilton Beach Holding's stockholders who are members of the Rankin and Taplin families. The terms of the Stockholders' Agreement require signatories to the agreement, prior to any conversion of Hamilton Beach Holding Class B Common into Hamilton Beach Holding Class A Common by such signatories, to offer such Class B Common to other signatories. A signatory may sell or transfer all shares not purchased under the right of first refusal as long as they are converted into Hamilton Beach Holding Class A Common prior to such sale or transfer. Under the Stockholders' Agreement, Hamilton Beach Holding may, but is not obligated to, buy any of the shares of Hamilton Beach Holding Class B Common not purchased by signatories following the trigger of the right of first refusal.

Transfer Restriction Agreement
Hamilton Beach Holding, NACCO, and certain members of the Rankin and Taplin families entered into the Transfer Restriction Agreement. Absent a ruling from the IRS, an unqualified tax opinion from approved counsel, or approval by Hamilton Beach Holding as the Administrator of the Transfer Restriction Agreement, the agreement prohibits members of NACCO’s extended founding family, for a 2-year period following the spin-off, from (1) acquiring any stock of either NACCO or Hamilton Beach Holding (other than acquisitions of stock pursuant to an equity compensation plan of either NACCO or Hamilton Beach Holding) or (2) transferring directly or indirectly any stock owned by such family members. For the Administrator to approve any proposed transaction, the following requirements must be met:

1.
Any dispositions of stock by members of the extended founding family must be made in a manner that for every share of NACCO stock disposed of (whether by sale, gift or otherwise), two shares of Hamilton Beach Holding stock also are disposed of by a similar transfer (whether by sale, gift or otherwise). However, this requirement does not apply to (1) the conversion of Class B Common Stock into Class A Common Stock of either NACCO or Hamilton Beach Holding or (2) swaps between members of the extended founding family of NACCO Class A Common Stock for NACCO Class B Common Stock, or of HBBHC Class A Common Stock for HBBHC Class B Common Stock.

2.
Including the proposed transaction, members of the extended founding family in the aggregate shall not have transferred or acquired, when combined with any other changes in ownership pertinent for purposes of Section 355(e) of the Code, more than 35 percent (by value) of the stock of either NACCO or Hamilton Beach Holding.

3.
Including the proposed transaction, members of the extended founding family in the aggregate shall not have transferred or acquired, when combined with any other changes in ownership pertinent for purposes of Section 355(e) of the Code, stock representing more than 35 percent of the voting power of NACCO or 5 percent of the voting power of Hamilton Beach Holding. However, certain transfers to direct relatives and certain trusts and controlled entities are not taken into account.

The Transfer Restriction Agreement further provides that the 5-percent limitation on transfers of Hamilton Beach Holding voting power will be converted to a 35-percent limitation if NACCO or Hamilton Beach Holding obtains a private letter ruling from the IRS or an unqualified tax opinion substantially to the effect that the increase in voting power by holders of our Class B Common Stock by reason of the conversion by other holders of HBBHC Class B Common Stock to HBBHC Class A Common Stock will not be taken into account for purposes of Section 355(e) of the Code.

The Separation Agreement, the Transition Services Agreement, the Tax Allocation Agreement and the Stockholders' Agreement are listed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are hereby incorporated into this Item 1.01 by reference. The foregoing summary of each of these agreements is qualified in its entirety by reference to the full text of such exhibits.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Separation Agreement, dated as of September 29, 2017, between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company.
10.2	Transition Services Agreement, dated as of September 29, 2017, between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company.
10.3	Tax Allocation Agreement, dated as of September 29, 2017, between NACCO Industries, Inc. and Hamilton Beach Brands Holding Company.
10.4	Stockholders' Agreement, dated as of September 29, 2017, among Hamilton Beach Brands Holding Company, the other signatories thereto and Hamilton Beach Brands Holding Company, as depository.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 4, 2017		HAMILTON BEACH BRANDS HOLDING COMPANY

		By:	/s/ Dana B. Sykes
Dana B. Sykes
Vice President, General Counsel and Secretary

4